EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-158127 and 333-189812 on Form S-1 and No. 333-193377 on Form S-8 of our report dated March 31, 2014, relating to the consolidated balance sheets of Echo Automotive, Inc. and Subsidiaries (a development stage company) as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2013 and for the period from inception (November 25, 2009) through December 31, 2013, included in the Annual Report on Form 10-K of Echo Automotive, Inc. for the year ended December 31, 2013. It should be noted that we have not audited any consolidated financial statements of the Company subsequent to December 31, 2013, or performed any audit procedures subsequent to the date of our report.

Phoenix, Arizona

March 31, 2014